EXHIBIT 23G2



                                   Appendix A
                           (As Amended __ 2001_)

         The following Funds constitute the separate series of the Trust:

Cadre Liquid Asset Fund - Money Market Series
Cadre Liquid Asset Fund - U.S. Government Series
Cadre Affinity Fund - Money Market Series
Cadre Affinity Fund - U.S. Government Series
Cadre Reserve Fund - U.S. Government Series
Cadre Reserve Fund - Money Market Series
Money Market Portfolio
U.S. Government Money Market Portfolio
CMG Advisor Series
CMG Institutional Series


         IN WITNESS WHEREOF, the Trust and the Custodian have each caused this amended Appendix A to the Custodian Contract dated ____________________, 2001, to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first indicated above.

U.S. BANK NATIONAL ASSOCIATION

By:  _____________________
     Name:
     Title:

ATTEST:

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Name:
Title:

CADRE INSTITUTIONAL INVESTORS TRUST

By:  _________________________
     Name:
     Title:

ATTEST:

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Name:
Title: